                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated January 22, 1997, with respect to the combined statement of assets to be acquired and liabilities to be assumed of Tremco Incorporated as of October 31, 1996, and the related combined statements of revenues and expenses and of cash flows for the ten-month period then ended, included in the Current Report (Form 8-K) of RPM, Inc. dated February 1, 1997.

We also consent to the incorporation by reference of our report dated January 22, 1997, with respect to the combined financial statements of Tremco Incorporated included in this Current Report (Form 8-K) of RPM, Inc., in the following Registration Statements and in the related Prospectuses filed with the Securities and Exchange Commission:

Registration
  Number                        Description of Registration Statement
------------                    ----------------------------------------------

2-65508                         RPM, Inc. 1979 Stock Option Plan - Form S-8

33-32794                        RPM, Inc. 1989 Stock Option Plan - Form S-8

33-50868                        RPM, Inc. Liquid Yield Option Notes - Form S-3

33-61513                        RPM, Inc. Common Stock (Dryvit Systems, Inc.
                                acquisition) - Form S-3

333-08209                       RPM, Inc. Common Stock (TCI, Inc. acquisition)-
                                Form S-3

333-19305                       RPM, Inc. Common Stock (Marson Automotive
                                Division acquisition) - Form S-3


                                                ERNST & YOUNG LLP

Cleveland, Ohio
February 13, 1997